EXHIBIT 99.2

FIRST AMENDMENT

TO THE

HUNTINGTON INGALLS INDUSTRIES, INC.

NEWPORT NEWS OPERATIONS SAVINGS (401(K)) PLAN

FOR UNION ELIGIBLE EMPLOYEES

This amendment to the October 1, 2015 restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings 401(k) Plan for Union Eligible Employees (the “Plan”) incorporates the following changes negotiated between Huntington Ingalls Incorporated and the International Association of Machinist and Aerospace Workers (“IAM”) pursuant to a collective bargaining agreement for the term May 15, 2017 through November 15, 2020: (i) an automatic enrollment process for new hires, rehires, and transfers to the Plan; (ii) to provide for participant payment of reasonable expenses associated with their loans under the Plan; (iii) to provide for matching contributions and retirement contributions under the Plan. These changes apply only to participants covered under the terms of the IAM collective bargaining agreement.

Effective as of August 7, 2017, unless otherwise indicated, the Plan is amended as follows:

I. Section 2.01 of the Plan is amended by adding the following sentence to the end thereof:

“Notwithstanding the preceding sentence, any Employee covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Machinist and Aerospace Workers who is transferred into the Plan effective August 7, 2017 shall become immediately eligible if he is employed by an Employer pursuant to such Basic Labor Agreement as of August 7, 2017.”

II. Paragraph (c) of Section 2.02 of the Plan is amended by deleting it in its entirety and replacing it with the following:

“(c) Notwithstanding the foregoing, Section 2.02(b) shall only apply to a hired or rehired Employee, or an Employee transferred to the Plan, if such Employee is also covered under the terms of the Basic Labor Agreement between the Employer and the USW. Effective October 6, 2014, Section 2.02(b) shall also apply to a hired or rehired Employee, or an Employee transferred to the Plan, if such Employee is also covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Fire Fighters and its Local I-45, or the Basic Labor Agreement between the Employer and the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451. Effective August 7, 2017, Section 2.02(b) shall also apply to a hired or rehired Employee, or an Employee transferred to the Plan, if such Employee is also covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Machinist and Aerospace Workers.”

III. Paragraph (c) of Section 3.01 of the Plan is amended by deleting it in its entirety and replacing it with the following:

“(c) Notwithstanding the foregoing, Section 3.01(b) shall only apply to a hired or rehired Employee, or an Employee transferred to the Plan, if such Employee is also covered under the terms of the Basic Labor Agreement between the Employer and the USW. Effective October 6, 2014, Section 3.01(b) shall also apply to a hired or rehired Employee, or an Employee transferred to the Plan, if such Employee is also covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Fire Fighters and its Local I-45, or the Basic Labor Agreement between the Employer and the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451. Effective August 7, 2017, Section 3.01(b) shall also apply to a hired or rehired Employee, or an Employee transferred to the Plan, if such Employee is also covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Machinist and Aerospace Workers.”

IV. Section 4.01 of the Plan is amended by deleting it in its entirety and replacing it with the following:

“Section 4.01 Employer Matching Contributions.

(a) With respect to Employer Matching Contributions, this Article is effective as of:

(1) with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the United Steelworkers of America and its Local 8888, the first day of the first payroll period beginning on or after June 7, 2004;

(2) with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451, the first day of the first payroll period beginning on or after July 25, 2005;

(3) with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Fire Fighters and its Local I-45, the first day of the first payroll period beginning on or after December 18, 2006; and

(4) with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Machinist and Aerospace Workers, the first day of the first payroll period beginning on or after August 7, 2017.

(b) Amount of Employer Matching Contributions. The Employer will make Employer Matching Contributions based on an eligible Participant’s Before-Tax Contributions and/or Catch-up Contributions as follows:

(1) An Employer Matching Contribution will be made that is equal to 100% of the first two percentage points of the Participant’s Before-Tax Contributions and/or Catch-up Contributions for payroll periods beginning on or after:

(A) June 7, 2004, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the United Steelworkers of America and its Local 8888;

(B) July 25, 2005, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451;

(C) December 18, 2006, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Fire Fighters and its Local I-45; and

(D) August 7, 2017, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Machinist and Aerospace Workers.

(2) In addition to the contribution in (1), an Employer Matching Contribution will be made that is equal to 50% of the next two percentage points of the Participant’s Before-Tax Contributions and/or Catch-up Contributions for payroll periods beginning on or after:

(A) July 11, 2005, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the United Steelworkers of America and its Local 8888;

(B) August 28, 2006, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451;

(C) December 17, 2007, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Fire Fighters and its Local I-45; and

(D) August 7, 2017, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Machinist and Aerospace Workers.

(3) In addition to the contributions in (1) and (2), an Employer Matching Contribution will be made that is equal to 25% of the next four percentage points of the Participant’s Before-Tax Contributions and/or Catch-up Contributions for payroll periods beginning on or after:

(A) September 24, 2007, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the United Steelworkers of America and its Local 8888;

(B) November 3, 2008, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451;

(C) December 22, 2008, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Fire Fighters and its Local I-45; and

(D) August 7, 2017, with respect to Participants who are covered under the terms of the Basic Labor Agreement between the Employer and the International Association of Machinist and Aerospace Workers.

(c) Allocating the Employer Matching Contributions. The Employer Matching Contributions will be calculated for each payroll date rather than annually and will be credited for the period for which the corresponding Before-Tax Contributions and/or Catch-up Contributions are credited to the Plan.”

V. Paragraph (a) of Section 4.03 of the Plan is amended by deleting it in its entirety and replacing it with the following:

“(a) Eligibility for Retirement Account Contributions. This Section 4.03 is effective:

(1) (A) as of March 1, 2010, with respect to Employees hired or rehired by an Employer on or after January 1, 2010 who (i) satisfy the eligibility requirements contained in Section 2.01, (ii) are employed by an Employer pursuant to a Basic Labor Agreement with the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451, and (iii) are not eligible to participate in any defined benefit plan maintained by the Company or any Controlled Group Member; and

(B) as of April 5, 2010, with respect to Employees hired or rehired by an Employer on or after April 5, 2010 who (i) satisfy the eligibility requirements contained in Section 2.01, (ii) are employed by an Employer pursuant to a Basic Labor Agreement with the International Association of Fire Fighters and its Local I-45, and (iii) are not eligible to participate in any defined benefit plan maintained by the Company or any Controlled Group Member; and

(2) (A) as of March 1, 2010, with respect to Employees hired or rehired on or after January 1, 2010 by a Controlled Group Member that is not an Employer who (i) subsequently transfer to employment covered by a Basic Labor Agreement between the Employer and the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451, (ii) satisfy the eligibility requirements contained in Section 2.01 after such transfer, and (iii) are not eligible to participate in any defined benefit plan maintained by the Company or any Controlled Group Member;

(B) as of April 5, 2010, with respect to Employees hired or rehired on or after April 5, 2010 by a Controlled Group Member that is not an Employer who (i) subsequently transfer to employment covered by a Basic Labor Agreement between the Employer and the International Association of Fire Fighters and its Local I-45, (ii) satisfy the eligibility requirements contained in Section 2.01 after such transfer, and (iii) are not eligible to participate in any defined benefit plan maintained by the Company or any Controlled Group Member; and

(3) as of August 7, 2017, with respect to Employees who (i) are employed by an Employer as of August 7, 2017 or are hired or rehired by an Employer on or after August 7, 2017 (i) satisfy the eligibility requirements contained in Section 2.01, (ii) are employed by an Employer pursuant to a Basic Labor Agreement with the International Association of Machinist and Aerospace Workers, and (iii) are not eligible to participate in any defined benefit plan maintained by the Company or any Controlled Group Member.”

VI. Section 5.01 of the Plan is amended by deleting it in its entirety and replacing it with the following:

“Section 5.01 Availability of Loans. A Participant who is an Employee may apply for a loan from his Account by following procedures established by the Administrative Committee for this purpose and then in effect. A Participant shall have only one loan outstanding at any time. If the Participant is covered under the terms of the respective Basic Labor Agreement between the Employer and (i) the USW, (ii) the International Association of Fire Fighters and its Local I-45, (iii) the International Union, Security, Police, and Fire Professionals of America and its Amalgamated Local No. 451 or (iv) the International Association of Machinist and Aerospace Workers, his or her Account may be charged with any reasonable expenses necessary to implement and administer a loan.”

VII. In all respects not amended, the Plan is hereby ratified and confirmed.

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IN WITNESS WHEREOF, Huntington Ingalls Industries, Inc. has caused this amendment to be executed by its duly authorized representative on this 3rd day of August 2017.

HUNTINGTON INGALLS INDUSTRIES, INC.

By
William Ermatinger
Executive Vice President and Chief Human
Resources Officer